AMETEK, INC.
2020 OMNIBUS INCENTIVE COMPENSATION PLAN
GLOBAL NON-QUALIFIED STOCK OPTION AWARD
This GLOBAL NON-QUALIFIED STOCK OPTION AWARD, including any special terms and conditions for the Recipient’s country as set forth in the addendum (“Addendum”) attached hereto (collectively, the “Award”), is hereby granted by AMETEK, Inc., a Delaware corporation, to the Non-Qualified Stock Option (“Option”) recipient (the “Optionee”). The Optionee hereby acknowledges receipt of the Option, with the number of shares and on the grant date as recorded in AMETEK’s stock administrator’s system, and that the Option has been issued under the terms and conditions of the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”). The Optionee further agrees to conform to all of the terms and conditions of the Option and the Plan, and that all decisions and determinations of the Committee shall be final and binding. Capitalized terms not otherwise defined in the Award shall have the same meanings as defined in the Plan.
THIS CERTIFIES THAT the Optionee is hereby granted the Option to purchase fully paid and non-assessable shares of the common stock, $.01 par value, (the “Common Stock”) of the Company, upon and subject to the Plan and the following terms and conditions:
1.This Option shall expire no later than ten (10) years from the date hereof (hereinafter called the “Expiration Date”).
2.This Option shall not be transferable other than by will or applicable laws of descent and distribution to the extent hereinafter set forth and may be exercised or surrendered during the Optionee’s lifetime only by the Optionee hereof.
3.Except as set forth in Paragraph 7 below, this Option shall become vested and exercisable by the Optionee in three equal annual installments on the first three anniversaries from the grant date hereof, as to one-third of the total number of Options granted on each such anniversary, subject to the Optionee’s continuous employment or service relationship with the Company or its Subsidiaries.
4.To the extent vested and exercisable in accordance with Paragraph 3 above, this Option may be exercised from time to time in accordance with the procedures of the Company’s stock plan administrator; provided, however, that this Option may not be exercised at any time when this Option or the granting or exercise thereof violates any law or governmental order or regulation, and in no event may the Option be exercised after the Expiration Date or such earlier expiration pursuant to Paragraph 7 below.
5.Payment for the stock purchased pursuant to any exercise of this Option shall be made in full at the time of the exercise of the Option by any one or more of the methods provided in Section 7(e) of the Plan.
6.To the extent that this Option is not exercised in full prior to its Expiration Date or earlier expiration pursuant to Paragraph 7 below, it shall terminate and become void and of no effect. The Optionee is solely responsible for any election to exercise the Option, and the Company has no obligation to provide notice to the Optionee of any matter, including, but not limited to, the date the Option expires. Neither the Company nor any Subsidiary has any liability in the event of the Optionee’s failure to timely exercise any vested Option prior to its expiration.
7.If the Optionee shall voluntarily or involuntarily leave the employ or service of the Company and its Subsidiaries, this Option shall terminate forthwith, except the Optionee shall have until the end of the three (3)-month period following the cessation of the Optionee’s employment with or service to the Company and its subsidiaries, and no longer, to exercise any unexercised option the Optionee could have exercised on the day on
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which the Optionee left the employ or service of the Company and its subsidiaries. Notwithstanding the foregoing, any remaining unexercised option shall be exercisable: (a) if the Optionee’s cessation of employment or service is due to (i) the Optionee’s retirement after the completion of at least two (2) full years of employment or service with the Company or its subsidiaries and the attainment of age sixty-five (65), (ii) the Optionee’s death, or (iii) the Optionee’s “Disability” (as defined in that certain Termination and Change of Control Agreement between the Company and the Optionee, dated as of May 8, 2017), provided that such exercise is accomplished prior to the expiration date; or (b) if the Optionee’s cessation of employment or service occurs in connection with a Change of Control provided that such exercise is accomplished (i) prior to the expiration date and (ii) within one (1) year of the Optionee’s termination of employment or service.
For purposes of grants to Optionees outside the United States, if the Company receive a legal opinion that there has been a legal judgment and/or legal development in an applicable jurisdiction that likely would result in the favorable treatment that applies to Options under the Plan being deemed unlawful and/or discriminatory, the Company, in its sole discretion, shall have the power and authority to revise or strike certain provisions of the Award, including this Paragraph 7, to the minimum extent necessary to make it valid and enforceable to the full extent permitted under the law.
8.For purposes of the Option, the Optionee’s termination of employment or service will be deemed to occur (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any) as of the date the Optionee is no longer actively providing services to the Company or one of its subsidiaries and will not be extended by any notice period (i.e., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Optionee is employed or the terms of his or her employment agreement, if any) (the “Termination Date”). Unless otherwise provided in this Award or determined by the Committee, the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and Optionee’s right, if any, to exercise the Option after a termination of employment or service will be measured from the Termination Date. In case of any dispute as to whether and when a termination of employment or service has occurred, the Committee will have sole discretion to determine whether such termination of employment or service has occurred and the effective date of such termination of employment or service (including whether the Optionee may still be considered to be actively providing services while on a leave of absence).
9.If prior to the exercise of this Option, there shall be declared and paid a stock dividend upon the Common Stock of the Company, or if such stock shall be split-up, converted, exchanged, reclassified, or in any way substituted for, this Option, to the extent that it has not been exercised, shall entitle the Optionee, upon the future exercise of this Option, to such number and kind of securities or other property, subject to the terms of the Option and the Plan, to which the Optionee would be entitled had the Optionee actually owned the stock subject to the unexercised portion of the Option at the time of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if shares of Common Stock of the Company originally granted were being purchased as provided herein.
9. Notwithstanding any other provision of the Plan or the Award, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company may postpone the issuance and delivery of shares of Common Stock upon any exercise of this Option until the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or
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sale of shares of Common Stock. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Award without his or her consent, to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.
10. The grant of this Option shall not confer upon the Optionee the right to be retained by or in the employ or service of the Company or its subsidiaries and shall not interfere in any way with the right of the Company or its subsidiaries to terminate the Optionee’s employment or service at any time.
11. This Option is granted subject and pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference. The grant and exercise of this Option are subject to interpretations and determinations by the Committee in accordance with the terms of the Plan. The Optionee acknowledges by virtue of the acceptance, the provisions of the current prospectus which is available and accessible through the stock administrator’s system, of the Company relating to the shares covered under the Plan. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable.
12. The Company will address all Tax-Related Items (as defined below) in accordance with Section 14 of the Plan. The Optionee acknowledges and agrees that regardless of any action taken by the Company, or if different, the subsidiary or Affiliate for which the Optionee provides services (the “Employer”), with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including but not limited to the grant, vesting or settlement of awards, or the subsequent sale of shares of Common Stock acquired under the Plan; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the award to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve a particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges and agrees that the Company or Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
13. In accepting the Option, the Optionee acknowledges, understands and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (ii) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Options, even if such awards have been granted in the past; (iii) all decisions with respect to future awards, if any, will be at the sole discretion of the Committee, (iv) the grant of the Option and the Optionee’s participation in the Plan shall not be construed as creating any contract of employment between the Company and the Optionee and does not entitle the Optionee to any benefit other than granted under this Award; (v) the Optionee is voluntarily participating in the Plan; (vi) the Option and shares of Common Stock subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation; (vii) the Option and the shares of Common Stock subject to the Option, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (viii) the future value of the shares of Common Stock underlying the Option is unknown, indeterminable and cannot be predicted with certainty; (ix) if the underlying shares of Common Stock do not increase in value, the Option will have no value; (x) if the Optionee exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease, even below the exercise price; (xi) no claim or entitlement to compensation or damages will arise from the forfeiture of the Option
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resulting from the Optionee’s termination of employment or service (regardless of the reason for such termination of employment or service and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any); (xii) unless otherwise agreed with the Company, the Option and shares of Common Stock subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with the service the Optionee may provide as a director of a subsidiary or Affiliate; and (xiii) neither the Company, the Employer or any subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the U.S. Dollar that may affect the value of the Option or any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.
14. The Optionee hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Award and any other Plan materials by and among, as applicable, the Employer, the Company and any other subsidiary or Affiliate for the exclusive purposes of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including but not limited to the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (the “Data”), for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that Data may be transferred to Schwab Stock Plan Services, which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United State or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her employment or service relationship will not be affected; the only consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
Finally, the Optionee understands that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request the Optionee to provide another data privacy consent. If applicable and upon request of the Company, the Optionee agrees to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other
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acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
15.  The Optionee recognizes and acknowledges that, by reason of the Optionee’s employment by and service to the Company or an Affiliate, the Optionee has had and will continue to have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its Affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its Affiliates (“Confidential Information”). The Optionee acknowledges that such Confidential Information is a valuable and unique asset and covenants that the Optionee will not, either during or after the Optionee’s employment by the Company, use or disclose any such Confidential Information except to authorized representatives of the Company or as required in the performance of the Optionee’s duties and responsibilities. The Optionee shall not be required to keep confidential any Confidential Information which (i) is or becomes publicly available through no fault of the Optionee, (ii) is already in the Optionee’s possession (unless obtained from the Company or an Affiliate or one of its customers) or (iii) is required to be disclosed by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the Optionee shall provide the Company written notice of any such order prior to such disclosure to the extent practicable under the circumstances and permitted by applicable law. Further, the Optionee shall be free to use and employ the Optionee’s general skills, know-how and expertise, and to use, disclose and employ any contact information, generalized ideas, concepts, know-how, methods, techniques or skills, including, without limitation, those gained or learned during the course of the performance of the Optionee’s duties and responsibilities hereunder, so long as the Optionee applies such information without disclosure or use of any Confidential Information. Upon the Optionee’s Separation from Service, the Optionee will return (or destroy, if requested by Company) all Confidential Information to the Company to the fullest extent possible.
16.  During the Optionee’s employment and at any time thereafter, the Optionee agrees not to at any time make statements or representations, orally or in writing, that disparage the commercial reputation, goodwill or interests of the Company (or an Affiliate), or any current or former employee, officer, or director of the Company (or an Affiliate). Nothing in this Award shall limit or otherwise prevent (i) any person from providing truthful testimony or information in any proceeding or in response to any request from any governmental agency or any judicial, arbitral or self-regulatory forum or as otherwise required by law; (ii) either party from enforcing the other terms of this Award; (iii) the Company (or an Affiliate) from reviewing the Optionee’s performance, conducting investigations and otherwise acting in compliance with applicable law, including making statements or reports in connection therewith, or making any public filings or reports that may be required by law; (iv) the Optionee from the performance of the Optionee’s duties while employed by the Company (or an Affiliate); or (v) the Optionee from making a report to any governmental agency or entity, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, if the Optionee has a reasonable belief that there has been a potential violation of federal or state law or regulation or from making other disclosures that are protected under the whistleblower provisions of any applicable federal or state law or regulation. No prior authorization to make any such reports or disclosures is required and the Optionee is not required to notify the Company that Optionee has made such reports or disclosures. Optionee, however, may not waive the Company’s (or an Affiliate’s) attorney-client privilege.
17. Notwithstanding Paragraphs 15 and 16 above, the Optionee shall not be held criminally or civilly liable under any federal or state trade secret law act for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for
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the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.
18. If the Optionee resides in a country outside the United States, or is otherwise subject to the laws of a country other than the United States, the Option and shares of Common Stock acquired under the Plan shall be subject to the additional terms and conditions for the Optionee’s country set forth in the Addendum. Moreover, if the Optionee relocates to one of the countries in the Addendum, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of the Award.
19. If the Optionee has received the Award or any other document related to the Options and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Options, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21. The Optionee acknowledges that a waiver by the Company of any provision of the Award shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by the Optionee or any other participant in the Plan.
22. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company.
23. The provisions of this Award are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then such provisions will be enforced to the maximum extent possible and other provisions will remain fully effective and enforceable.
24. The validity, construction, interpretation and effect of the terms and conditions of this Option shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. For purposes of any action, lawsuit or other proceedings brought to enforce this Award, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the State of Pennsylvania, United States of America and agree that such litigation will be conducted in Chester County, or the federal courts for the United States for the District of Pennsylvania and no other courts.
25. The Optionee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Optionee’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan in a brokerage or bank account outside of Optionee’s country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Optionee’s country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to be compliant with such regulations and the Optionee should speak to his or her personal advisor on this matter.
26. The Optionee acknowledges that that, depending on his or her country of residence, or broker’s country of residence, or where the shares of Common Stock are listed, the Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock, rights to shares of Common
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Stock or rights linked to the value of shares of Common Stock, during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by laws or regulations in the applicable jurisdiction of the Optionee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee places before possessing inside information. Furthermore, the Optionee may be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Optionee is advised to speak to his or her personal advisor on this matter.
27. The Optionee agrees that, to the extent applicable, any shares of Common Stock granted hereunder will be subject to the Company’s policies with respect to the hedging and pledging of shares of Common Stock, stock ownership requirements, and clawbacks, in each case that the Company may have in effect from time to time.
28. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Optionee’s participation in the Plan, or his or her acquisition of shares of Common Stock. The Optionee should consult with his or her own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

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addendum
SPECIAL TERMS AND CONDITIONS TO
GLOBAL NON-QUALIFIED STOCK OPTION AWARD

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Global Non-Qualified Stock Option Award (the “Award”) or in the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”).
Terms and Conditions
This Addendum includes special terms and conditions that govern the Option granted to the Optionee under the Plan if he or she resides and/or works in one of the countries listed below. If the Optionee is a citizen (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if he or she relocates to another country after the Option is granted, the Optionee acknowledges and agrees that the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Optionee.
Notifications
This Addendum also includes information regarding securities law, exchange controls and certain other issues of which the Optionee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date by the time he or she exercise the Option, sells shares of Common Stock acquired under the Plan or takes any action in connection with the Plan.
In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of a particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Optionee particular situation.
Finally, if the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if the Optionee relocated to another country after the grant of the Option, the notifications contained herein may not be applicable to the Optionee in the same manner.

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AUSTRIA
Notifications
Exchange Control Information. Austrian residents who hold securities (including shares of Common Stock) or cash (including proceeds from the sale of such shares) outside of Austria may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if the Optionee is an Austrian resident and holds securities outside of Austria, reporting requirements will apply if the value of such securities exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
Further, if Austrian residents hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Options, the Optionee agrees to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the Options and the subsequent sale of shares of Common Stock acquired under the Plan.
Labor Law Acknowledgement. By accepting the Options, the Optionee agrees that he or she is (i) making an investment decision, (ii) the shares of Common Stock will be issued to the Optionee only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.
Notifications
Exchange Control Information. Remittances of funds for the purchase of shares of Common Stock under the Plan must be made through an authorized commercial bank in Brazil.
Foreign Asset/Account Reporting Information. If the Optionee is a resident or domiciled in Brazil, the Optionee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock acquired under the Plan. Brazilian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds into Brazil (including payment of the exercise price and proceeds from the sale) and the conversion of USD into BRL associated with such fund transfers may be subject to Tax on Financial Transactions. It is the Optionee’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Optionee should consult with his or her personal tax advisor for additional details.
CANADA
Terms and Conditions
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Method of Exercising. Notwithstanding any provision of the Award or the Plan to the contrary, the Optionee is prohibited from surrendering shares of Common Stock that he or she already owns to pay the exercise price or any Tax-Related Items in connection with the exercise of the Options. The Company reserves the right to permit this method of payment depending upon the development of local law.
Nature of Grant. The following provision replaces the second full paragraph of Paragraph 8 of the Award:
For purposes of the Option, the Optionee’s termination of employment or service shall be deemed to occur (regardless of the reason for such Separation from Service, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or rendering services, or the terms of his or her employment or service agreement, if any) as of the date that is the earliest of (i) the date of Separation from Service, (ii) the date on which the Optionee receives a notice of Separation from Service, and (iii) the date on which the Optionee is no longer actively providing services to the Company, Affiliate or subsidiary, and shall not be extended by any period following such day during which he or she is in receipt of or eligible to receive any notice of Separation from Service, pay in lieu of notice of Separation from Service, severance pay or any other payments or damages, whether arising under statute, contract or common law. The Committee shall have exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Options (including whether the Optionee may still be considered to be providing services while on a leave of absence).
The following provisions apply if the Optionee resides in Quebec:
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Award, as well as any documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be draw up in English.
Consentement Pour Recevoir Des Informations en Anglais. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.
Data Privacy. The following provision supplements paragraph 14 of the Award:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Optionee further authorizes the Company, Affiliate and/or subsidiary to disclose and discuss such information with their advisors. The Optionee also authorizes the Company, Affiliate and/or subsidiary to record such information and to keep such information in the Optionee’s employment file.
Notifications
Securities Law Information. The Optionee is permitted to sell the shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, provided the sale of shares takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed.
Foreign Asset/Account Reporting Information. Canadian residents are required to report to the tax authorities any foreign specified property held outside of Canada (including Options and shares of Common Stock acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the Optionee, the Options must be reported (generally at nil cost). For purposes of such reporting, shares of Common Stock acquired under the Plan may be reported at their adjusted cost base. The adjusted cost basis of stock is generally equal to the fair market value of the stock at the time of acquisition; however, if the Optionee owns other stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may
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have to be averaged with the adjusted cost basis of the other stock. The Optionee should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following terms and conditions apply only if the Optionee is subject to, as determined by the Company in its sole discretion, the Circular on Issues concerning Administration of Foreign Exchange Used for Domestic Individuals Participating in the Equity Incentive Plan of Companies Listed Overseas (“Circular 7”) issued by the State Administration of Foreign Exchange (“SAFE”).
Method of Exercising. Notwithstanding anything to the contrary in the Award or the Plan, to facilitate compliance with exchange control laws in the People’s Republic of China, the Optionee will be required to exercise the Option using a cashless sell-all exercise method whereby all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the exercise price, any Tax-Related Items withholding and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Optionee will not be permitted to hold shares of Common Stock after exercise. The Company reserves the right to provide additional methods of exercise to the Optionee depending on the development of local law.
Immediate Sale Restriction. Notwithstanding any provision in the Plan or the Award to the contrary, the Option, to the extent vested and exercisable upon Separation from Service, must be exercised no later than three (3) months (or other period of time determined by the Company or required by SAFE) following the earlier of: (i) the termination of employment or service and (ii) the date of the completion by the Company or the Employer of any required registrations and approvals in China, including, without limitation, those required by SAFE, provided that in no event shall the Option be exercised later than the Expiration Date. If the Option is not exercised by the Optionee by the end of this period, the Option shall be forfeited and cancelled. The Company reserves the right to amend or impose additional requirements concerning the Optionee’s exercise of Options upon termination of employment or service in accordance with the Award and depending on the development of local law.
The Optionee also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the exercise and immediate sale of the shares of Common Stock (including, without limitation, as to the transfers of proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Optionee shall not be permitted to exercise any influence over and, when or whether the sales occur. The Optionee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to currency exchange conversion rate fluctuation following the applicable exercise date of the Option, the amount of proceeds ultimately distributed to the Optionee may be more or less than the market value of the shares of Common Stock on the applicable exercise date (which is the relevant amount for purposes of calculating amounts necessary to satisfy applicable Tax-Related Items). The Optionee understands and agrees that the Company is not responsible for any amount of loss the Optionee may incur and the Company assumes no liability for any fluctuations in the Common Stock value and/or any applicable exchange rate.
Upon the sale of the exercise and immediate sale of the shares of Common Stock, the Company agrees to pay the cash proceeds from the sale (less any Tax-Related Items, brokerage fees and commissions) to the Optionee in accordance with the applicable exchange control laws and regulations, including but not limited to the restrictions set forth in this Addendum for China below under “Exchange Control Restrictions.”
Exchange Control Restrictions. The Optionee understands and agrees that the Optionee will not be entitled to exercise the Option until appropriate SAFE approvals are in place with respect to the Plan and Option. Optionee further understands that upon a cashless exercise of the Option any cash payments or proceeds must be immediately
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repatriated to China to comply with local exchange control requirements. The Optionee further understands that such repatriation of any cash payments or proceeds may need to be effectuated through a special exchange control account established by the Company or any subsidiary, and the Optionee hereby consents and agrees that any payment or proceeds may be transferred to such special account prior to being delivered to the Optionee.
Any payment or proceeds may be paid to the Optionee in U.S. dollars or local currency at the Company’s discretion. If the payments or proceeds are paid to the Optionee in U.S. dollars, the Optionee will be required to set up a U.S. dollar bank account in China (if he or she does not already have one) so that the payments or proceeds may be deposited into this account. If the payments or proceeds are paid to the Optionee in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the payments or proceeds to local currency due to exchange control restrictions. The Optionee agrees to bear any currency exchange conversion rate fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to the Optionee through the special account described above.
The Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
Notifications
Exchange Control Information. Residents of the People’s Republic of China may be required to report to SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-residents of the People’s Republic of China.
DENMARK
Terms and Conditions
Danish Stock Option Act. In accepting the Options, the Optionee acknowledges that he or she has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to the Optionee and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to the Optionee’s participation in the Plan.
Exclusion from Termination Indemnities and Other Benefits. This provision supplements Paragraph 13 of the Award:
In accepting the Options, the Optionee acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.
Notifications
Exchange Control and Tax Reporting Information. The Optionee may hold shares of Common Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Common Stock is held with a non-Danish broker or bank, the Optionee is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Optionee must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both the Optionee and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Optionee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Common Stock acquired under the Plan and held in such account to the Danish
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Tax Administration as part of the Optionee’s annual income tax return. By signing the Form V, the Optionee at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.
In addition, when the Optionee opens a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, the Optionee must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both the Optionee and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Optionee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Optionee’s annual income tax return. By signing the Declaration K, the Optionee at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
Foreign Asset/Account Reporting Information. If the Optionee establishes an account holding Common Stock or cash outside Denmark, the Optionee must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described above.
FINLAND
There are no country-specific provisions.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the Optionee makes or receives a payment in excess of this amount, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Data Protection. The Company and the Employer will at all times, in operating and administering the Plan, adhere to the applicable data protection laws, in particular the GDPR and the German Federal Data Protection Act and, if applicable internal codes or policies applicable to them. The Recipient has received from the Company or, if different, from his Employer, a privacy notice according to Art.13, 14 GDPR describing the details on the processing of his personal data in connection with the Plan. For the avoidance of doubt, the Company and/or Employer is not processing any personal data of the Recipient on the basis of the consent set out in paragraph 15 of this Award. If the Recipient will be asked for his consent for specific data processing operations this will be done by a separate declaration of consent.
HONG KONG
Terms and Conditions
Restrictions on Sale of Common Stock. Any shares of Common Stock received at exercise is accepted as a personal investment. In the event that Options vest and become exercisable within six (6) months of the award
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grant, the Optionee agrees that he or she will not sell any shares of Common Stock acquired prior to the six-month anniversary of the grant.
Notifications
Securities Law Information. WARNING: Neither the grant of the Options nor the issuance of shares of Common Stock upon exercise constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company or its affiliates. The Award, including the Addendum, the Plan and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible employee of the Company or its affiliates and may not be distributed to any other person. If the Optionee has any questions regarding the contents of the Award, including the Addendum or the Plan, the Optionee should obtain independent professional advice.
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for purposes of ORSO, then the Recipient’s grant shall be void.
INDIA
The Optionee intending to remit money abroad for the purpose of acquisition of options, should approach an Authorised Dealer Bank with request for remittance on a prescribed form. The maximum amount that can be remitted in a given financial year (i.e., April to March) is US$250,000. Further, to remit money, an Optionee must have a Permanent Account Number (PAN) issued by the Indian income tax department.
Alternatively, the Optionee will be required to exercise the Option using a cashless sell-all exercise method whereby all shares of Common Stock subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the exercise price, any Tax-Related Items withholding and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations.
The Company further reserves the right to provide additional methods of exercise to the Optionee depending on the development of local law.
Notifications
Exchange Control Information. Due to exchange control restrictions in India, Indian residents may be required to repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India within 90 days of sale (in case of cash acquisition) and within 180 days of receipt of any dividends / other lawful proceeds (or as prescribed under applicable Indian exchange control laws as may be amended from time to time) and will not be able to use the proceeds for any dividend reinvestment program.
Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Account and Asset Reporting. Indian residents are required to declare any foreign bank accounts and assets (including shares of Common Stock) on their annual tax return. Indian residents should consult with their personal tax advisor to determine their reporting requirements.
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Withholding tax requirements: The Indian affiliate shall withhold appropriate amount of income-tax from the salary of the Optionee, on year on year basis, as may be required under the provisions of the Income-tax Act, 1961, on the value of Options exercised by Indian Recipient.

ITALY
Terms and Conditions
Notwithstanding the foregoing Section 7 of this Plan, any remaining unexercised option shall not be exercisable in case of Optionee’s termination of employment due to just cause, justified subjective reasons or justified under the applicable collective agreement, termination of the Company, closure of production unit, abolition of the job position or other justified objective reasons or resignation, as well as notice of transfer of the Company or branch of business. The income deriving from the assignment of stock options to the Optionee (i.e. the difference between the value of the shares at the time the option is exercised, and the pre-established price paid by the Optionee) is totally excluded from the base for contributions.
Withholding of taxes. Letter b) of Section 14 of the Plan is to be interpreted as meaning that the Optionee may opt to dispose part of the shares deriving from the Grant to obtain the funds to satisfy the withholding tax obligation of the Italian Affiliate employing him/her. Such option is permitted only where the wage payable to the Optionee by the Italian Affiliate employing him/her at the time the Grant is taxable, is not sufficient to satisfy such withholding tax obligation.
Data Privacy. The following provision replaces paragraph 14 of the Award in its entirety:
The Optionee understands that the Company and any subsidiary may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number (to the extent permitted under Italian law), salary, nationality, job title, any shares of stock or directorships held in the Company or any subsidiary, details of all Options or other entitlement to common units or equivalent benefits granted, awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering the Optionee’s participation in the Plan and complying with applicable laws, including community legislation.
The Optionee also understands that providing the Company with Data is necessary to effectuate the Optionee’s participation in the Plan and that the Optionee’s refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. The controllers of Data processing are Ametek, Inc. with registered offices at 1100 Cassatt Road, Berwyn, PA 19312, U.S.A., which is also the Company’s representative in Italy for privacy purposes pursuant to the Regulation (EU) 2016/679 (General Data Protection Regulation) and to Legislative Decree no. 196/2003, as amended by Legislative Decree 101/2018.
The Optionee understands that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processor”). An updated list of Processors and other transferees of Data is available upon request from the Employer.
Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Optionee understands that Data may also be transferred to the Optionee’s stock plan service provider, Schwab Stock Plan Services, or such other administrator that may be engaged by the Company in the future. The Optionee further understands that the Company and/or any
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subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of the Optionee’s participation in the Plan. The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing the Optionee’s participation in the Plan. The Optionee understands that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending or terminating the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
The Optionee understands that Data processing for the purposes specified in the Award shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by applicable laws, with specific reference to the Regulation (EU) 2016/679 (General Data Protection Regulation) and to Legislative Decree no. 196/2003, as amended by Legislative Decree 101/2018. The processing activity, including the transfer of Data abroad, including outside of the European Economic Area, as specified in the Award does not require the Optionee’s consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the Plan. The Optionee understands that, pursuant to chapter III of the Regulation (EU) 2016/679 (General Data Protection Regulation) and to the Legislative Decree no. 196/2003, as amended by Legislative Decree 101/2018, the Optionee has the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting the Optionee’s local human resources representative. Finally, the Optionee is aware that Data will not be used for direct marketing purposes.
Grant Terms Acknowledgement. By accepting the Options, the Optionee acknowledges having received and reviewed the Plan and the Award, in their entirety and fully understands and accepts all provisions of the Plan and the Award. The Optionee further acknowledges that he or she has specifically read and expressly approves the following provisions of the Award: paragraphs 3, 12, 20 and 24.
Notifications
Foreign Asset/Account Reporting Information. Individuals fiscally resident in Italy who, during the fiscal year, hold investments abroad - including foreign financial assets (e.g., cash, bank accounts, shares, stock options under certain conditions, etc.) - which may generate income taxable in Italy, are required to report such investments on their annual tax returns in a specific schedule (“RW Schedule”) or to file the same schedule separately if no tax return is due. Under certain conditions, the same reporting obligations may apply to individuals fiscally resident in Italy who, even if they do not hold directly the investments abroad, can be considered as beneficial owners of the investments pursuant to Italian anti-money laundering provisions.
Failure to comply these reporting obligations, may trigger significant penalties.
Foreign Asset Tax Information. The value of financial assets held outside of Italy (including shares) by individuals fiscally resident in Italy is subject to a foreign asset tax at a 0,2% rate. The taxable amount will be the value of the financial assets at the end of the calendar year (or at the end of the period of ownership).
JAPAN
Notifications
Exchange Control Information. If the Optionee acquires shares of Common Stock valued at more than ¥100,000,000 in a single transaction, he or she must file a Securities Acquisition Report with the Ministry of
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Finance through the Bank of Japan within 20 days of (i) the share acquisition date or (ii) the payment date of the exercise price of the Options, whichever comes later.
In addition, if the Optionee pays more than ¥30,000,000 (or an equivalent amount in another currency) in a single transaction for the purchase of shares of Common Stock upon exercising the Options, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan (i) within 10 days (or 20 days if the Optionee makes a filing through a designated online system) of the relevant payment date if such payment is made through banks licensed in Japan or funds transfer service providers registered in Japan, or (ii) by the 20th date of the month immediately following the month during which the relevant payment date falls if such payment is made otherwise than by (i) above. To make a filing through the abovementioned online system, a prior application to the Bank of Japan is necessary.
Please note that a Payment Report is required independently from a Securities Acquisition Report; therefore, the Optionee must file both a Payment Report and a Securities Acquisition Report if the total amount paid in a single transaction for exercising the Options and purchasing shares of Common Stock exceeds ¥100,000,000 (or an equivalent amount in another currency).
Foreign Asset/Account Reporting Information. Japanese residents (excluding those classified as “non-permanent residents”) who hold assets outside of Japan with an aggregate value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets (the reporting deadline is March 15 of the following year). Japanese residents are advised to consult with their personal tax advisors to ensure that they are properly complying with applicable reporting requirements.
KOREA
Notifications
Exchange Control Information. In the event that the Optionee remits funds out of Korea in connection with the exercise of Options, such remittance must be “confirmed” by a foreign exchange bank in Korea. In order to receive the confirmation, the Optionee will likely be required to submit documents evidencing the nature of the remittance to the bank handling the remittance in Korea together with the confirmation application, including a copy of the Award, the Plan, the Optionee’s certificate of employment with the Employer and any other information requested by the bank. No bank confirmation is necessary if no funds are remitted out of Korea in connection with the exercise of the Option (e.g., if the Optionee pays the exercise price using funds already outside of Korea or a cashless exercise method).
In addition, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Common Stock in a single transaction to repatriate the proceeds to Korea within three years of the sale. However, this repatriation requirement likely does not apply to the sale of shares of Common Stock on or after July 18, 2017. The Optionee should consult with his or her personal legal advisor to determine whether the Optionee will be required to repatriate proceeds from the sale of shares of Common Stock back to Korea.
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority, and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or any equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine their personal reporting obligations
MALAYSIA
Notifications
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Securities Law Information. For the avoidance of doubt, the grant of Option pursuant to the Plan is made to and shall be accepted by only employees of the Company and shall not in any way be construed to be an offer of securities to a third party. As such, the same is not required to be approved by the Securities Commission Malaysia and the Award has not been and will not be registered with the Securities Commission Malaysia as a prospectus pursuant to the Capital Markets and Services Act 2007 (Act 671) of Malaysia.
MEXICO
Terms and Conditions
Acknowledgement of the Award. By accepting the Options, the Optionee acknowledges that he or she has received a copy of the Plan and the Award, including this Addendum, which he or she has reviewed. The Optionee further acknowledges that he or she accepts all the provisions of the Plan and the Award, including this Addendum. The Optionee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in paragraph 13 of the Award, which clearly provides as follows:
(1) The Optionee’s participation in the Plan does not constitute an acquired right;
(2) The Plan and the Optionee’s participation in it are offered by the Company on a wholly discretionary basis;
(3) The Optionee’s participation in the Plan is voluntary; and
(4) The Company and its subsidiaries are not responsible for any decrease in the value of any shares of Common Stock acquired under the Plan.
Labor Law Acknowledgement and Policy Statement. By accepting the Options, the Optionee acknowledges that the Company, with registered offices at 1100 Cassatt Road, Berwyn, PA 19312, U.S.A., is solely responsible for the administration of the Plan. The Optionee further acknowledges that his or her participation in the Plan, the grant of Options and any acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between the Optionee and the Company because the Optionee is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Optionee expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Optionee and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment.
The Optionee further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Optionee’s participation in the Plan at any time, without any liability to the Optionee.
Finally, the Optionee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its parent, subsidiaries, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Convenio de Concesión. Al aceptarlas Opciones, el Titular reconoce que ha recibido y revisado una copia del Plan y del Convenio, incluyendo este Apéndice. Además, el Titular reconoce y acepta todas las disposiciones del Plan y del Convenio, incluyendo este Apéndice. El Titular también reconoce que ha leído y
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aprobado de forma expresa los términos y condiciones establecidos en el párrafo 13 del Convenio, que claramente establece lo siguiente:
(1) La participación del Titular en el Plan no constituye un derecho adquirido;
(2) El Plan y la participación del Titular en lo mismo es ofrecido por la Compañía de manera completamente discrecional;
(3) La participación del Titular en el Plan es voluntaria; y
(4) La Compañía y sus Corporaciones Subsidiaras no son responsables por ninguna disminución en el valor de las Acciones Comunes(en Inglés, “PRSU Shares”) adquiridas en virtud del Plan.
Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el las Opciones, el Titular reconoce que la Compañía, con domicilio social en 1100 Cassatt Road, Berwyn, PA 19312, E.U.A., es la única responsable de la administración del Plan. Además, el Titular reconoce que su participación en el Plan, la concesión de las Opciones y cualquier adquisición de Acciones Comunes en virtud del Plan no constituyen una relación laboral entre el Titular y la Compañía, en virtud de que el Titular está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Titular expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Titular y el Empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Empleador, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Titular.
Además, el Titular comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Titular en el Plan en cualquier momento, sin responsabilidad alguna al Titular.
Finalmente, el Titular manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Titular libera de la manera más amplia y total de responsabilidad a la Compañía, su padre y sus subsidiarias, sucursales, oficinas de representación, accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
Regulatory
The Option is not transferable and is not deemed to qualify as an offering of securities in the Netherlands within the meaning of the Prospectus Regulation ((EU) Regulation 2017/1129). To the extent that a supervisory body would qualify the offering of the Options or its underlying securities as an offering of securities within the meaning of the Prospectus Regulation, such offering will only be made in reliance of Article 1(4) of the Prospectus Regulation provided that no such offering of securities shall require Ametek, Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
Employment
For the purposes of paragraph 7 of this Option, the words “sixty-five (65)” shall be replaced with “old-age state benefits age”.
Data protection
The Company and the Employer the Employer shall at all times, in operation and administrating the Plan, act in the accordance with the EU General Data Protection Regulation (2016/679) (“GDPR”), Dutch data protection
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legislation and all other laws and regulations relating to the processing of personal data and privacy. Where required under applicable law, the Optionee shall be informed about such processing of personal data and privacy by means of a privacy statement.
For the avoidance of doubt, the Company and/or Employer shall not process personal data of the Optionee on the basis of consent as set out in Article 15 of the Award.
SINGAPORE
Terms and Conditions
Sale Restriction. The Optionee agrees that any shares of Common Stock acquired pursuant to the Options will not be offered for sale in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Information. The grant of the Options is being made under the “Qualifying Person” exemption under section 273(1)(i) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors of a Singapore subsidiary are subject to certain notification requirements under the Singapore Companies Act. The CEO and directors must notify the Singapore subsidiary in writing of an interest (e.g., Options, shares of Common Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., upon vesting of the Options or when shares of Common Stock acquired under the Plan are subsequently sold), or (iii) becoming the CEO/a director.
SERBIA
Notifications
Securities Law Information. The grant of Options is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, Serbian residents may freely acquire shares of Common Stock under the Plan; however, the National Bank of Serbia generally requires residents to report the acquisition of such shares of Common Stock, the value of the shares of Common Stock at exercise and, on a quarterly basis, any changes in the value of the underlying shares of Common Stock. The Optionee should consult with a personal legal advisor to determine his or her reporting obligations upon the acquisition of shares of Common Stock under the Plan as such obligations are subject to change based on the interpretation of applicable regulations by the National Bank of Serbia.

EE NQ Option 2020
Grant Plan: 20NER3  Page 20 of 23

SWEDEN

Terms and Conditions

Data Privacy The following provisions shall apply in addition to Paragraph 14 of the Award:
The Optionee understands that the Company, the Employer and other subsidiary of the Company (the “Controller”) may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Company Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that Data may be transferred to Schwab Stock Plan Services, which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan. In addition, the Controller may disclose the Optionee’s Data to supervisory authorities, judicial bodies and other parties in accordance with applicable law. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, subject to appropriate safeguards, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

The legal basis for such processing and/or transfer of the Optionee’s Data is that such being necessary for purposes of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or as long as required by applicable law. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments, erasure, restriction or transfer of Data, in any case without cost, by contacting in writing his or her local human resources representative. If the Optionee requests erasure, restriction or otherwise regarding his or her Data, the Optionee will not be able to participate in the Plan and the Company would not be able to grant the Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that such request may affect the Optionee’s ability to participate in the Plan. For more information on the consequences hereof, the Optionee understands that he or she may contact his or her local human resources representative.

The Optionee also has the right to file a complaint with the Swedish Data Protection Authority (Sw. Datainspektionen), if the Optionee finds that the Controller processes the Optionee’s Data incorrectly.

SWITZERLAND
Terms and Conditions
Labor Law Acknowledgement (to be signed by Employee).
•The Employee agrees to participate in the Omnibus Incentive Compensation Plan (the “Plan”) sponsored by AMETEK, INC.
EE NQ Option 2020
Grant Plan: 20NER3  Page 21 of 23

•The Employee expressly acknowledges that the contractual party to the Plan is AMETEK, Inc. and that participation in the Plan, the grant of Options and any acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between the Employee and AMETEK, INC.
•The Employee is aware of and accepts Paragraph 24 of the Award which states that the Award is governed by the laws of the State of Delaware and that place of jurisdiction is Chester County, or the federal courts for the United States for the District of Pennsylvania.
Place:
Date:

___________________________________________
Name of Swiss Employee:

Notifications
Securities Law Information. The Options are not intended to be publicly offered in or from Switzerland. Because the offer of Options is considered a private offering and because securities that employers or affiliated companies offer or allocate to current or former members of the board of directors or management board or their employees are exempt, it is not subject to registration in Switzerland. Neither this document nor any materials relating to the Options constitutes a prospectus as such term is understood pursuant to articles 35 et seqq. of the Swiss Financial Services Act or article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Options may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing materials relating to the Options has been filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (“FINMA”) or any reviewing body licensed by FINMA).

EE NQ Option 2020
Grant Plan: 20NER3  Page 22 of 23

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Ametek, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”) in a separate written statement.
This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your stock option (“Option”) grant are described in detail in the Plan, Non-Qualified Option Award for Global Recipients (the “Award”) and the applicable country-specific supplement, which have been made available to you.
1. Date of grant
The grant date of your Options is the date that the Company approved a grant for you, which is set forth in the Award.
2. Terms or conditions for grant of option grant
        Only persons identified in Section 6 of the Plan are eligible to participate in the Plan. The grant of Options under the Plan is offered at the sole discretion of the Company and is intended to achieve the purposes identified in Section 1 of the Plan, including (among other things) encouraging share ownership in the Company by employees of the Company and any parents and subsidiaries that exist now or in the future. The Company may decide, in its sole discretion, not to make any Option grants to you in the future. Under the terms of the Plan, the Award and the applicable country-specific supplement, you have no entitlement or claim to receive future Option grants or awards in lieu of Options.
3. Exercise Date or Period
        Generally, the Options will vest and become exercisable over a number of years, and subject to criteria, as provided in your Award.
4. Exercise Price
        During the exercise period, the Options can be exercised to purchase shares of Common Stock at a price determined by the Committee and set forth in the Award, which may not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted, as determined in accordance with the Plan.
5. Your rights upon termination of employment
The treatment of your Options upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan, the Award and the applicable country-specific supplement are more favorable to you than Sections 4 and 5 of the Stock Option Act.
6. Financial aspects of participating in the Plan
        The grant of Options has no immediate financial consequences for you. The value of the Options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.
        Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

AMETEK, INC.
1100 Cassatt Road
Berwyn, PA 19132
U.S.A.

EE NQ Option 2020
Grant Plan: 20NER3  Page 23 of 23